Exhibit 99.1

Encore Capital Group Announces Record Second Quarter 2012 Financial Results

Earnings Per Share From Continuing Operations Increased 41% to $0.82 per Fully Diluted Share, Excluding One-Time Charges Associated with the Acquisition of Propel Financial Services; Quarterly Gross Collections Increased 23% to $241 Million

SAN DIEGO, August 2, 2012 — Encore Capital Group, Inc. (Nasdaq: ECPG), through its subsidiaries (the “Company”), a leading provider of debt management and recovery solutions for consumers and property owners across a broad range of assets, today reported consolidated financial results for the second quarter ended June 30, 2012.

“For the quarter, we delivered strong financial results, while making investments designed to provide long-term strategic advantages and further strengthen our industry-leading debt purchasing and recovery platform,” said Brandon Black, the Company’s President and Chief Executive Officer. “Our deliberate and disciplined approach to portfolio underwriting and management drove record earnings, collections, and operating cash flow.”

The Company also noted progress with the integration of the previously-announced acquisition of Propel Financial Services, LLC, a leader in the tax lien transfer industry. Black commented: “Our long-term prospects are enhanced by the Propel acquisition and I’m pleased to report that the integration is proceeding smoothly. During the quarter, Propel achieved two important milestones; the funding of its 25,000th transfer and surpassing $250 million dollars in cumulative tax lien transfers.”

Second Quarter of 2012 Highlights:

•	Gross collections from the portfolio purchasing and recovery business were $240.6 million, a 23% increase over the $195.1 million in the same period of the prior year.

•

Investment in receivable portfolios in the portfolio purchasing and recovery business was $231.0 million, to purchase $6.0 billion in face value of debt, compared to $93.7 million, to purchase $3.0 billion in face value of debt in the same period of the prior year.

•

Available capacity under the Encore Capital Group revolving credit facility, subject to borrowing base and applicable debt covenants, was $65.5 million as of June 30, 2012. Total debt, consisting of the revolving credit facility, senior secured notes and capital lease obligations, was $702.3 million as of June 30, 2012, compared to $389.0 million as of December 31, 2011.

•

Revenue from receivable portfolios, net of allowance adjustments, was $138.7 million, a 25% increase over the $111.1 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, decreased to approximately 57% from 58% in the same period of the prior year.

•

Total operating expenses were $102.8 million, a 26% increase over the $81.5 million in the same period of the prior year. Adjusted operating expense (operating expenses excluding stock-based compensation expense, tax lien transfer segment operating expenses, and acquisition related expenses) per dollar collected decreased to 39.5%

Encore Capital Group, Inc.

compared to 40.9% in the same period of the prior year. The comparability of costs per dollar collected is affected by certain one-time events, such as divestiture expenses, as more fully described below under Additional Financial Information.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense, acquisition related expenses, and portfolio amortization, was $147.9 million, a 27% increase over the $116.3 million in the same period of the prior year.

•	Total interest expense increased to $6.5 million, as compared to $5.4 million in the same period of the prior year.

•

Income from continuing operations was $19.0 million, or $0.74 per fully diluted share, compared to income from continuing operations of $14.8 million, or $0.58 per fully diluted share in the same period of the prior year. Excluding the one-time charges associated with the acquisition of Propel, earnings were $0.82 per fully diluted share.

•	Total stockholders’ equity per share was $15.63 at the end of the quarter, an 8.1% increase over $14.46 at December 31, 2011.

Acquisition of Propel Financial Services

On May 8, 2012, Encore completed the acquisition of Propel Financial Services, LLC, a Texas-based tax lien transfer company. Propel assists property owners who are delinquent on their property taxes by acquiring their tax obligations from the local tax authority and works with the property owner to create an affordable payment plan. Encore acquired Propel at a purchase price of approximately $187 million, utilizing Propel’s new $160 million credit facility and Encore’s existing cash and credit facilities.

During the three months ended June 30, 2012, we incurred approximately $3.8 million in accounting, consulting, and legal expenses related to the acquisition of Propel. Excluding these expenses, the acquisition is expected to be accretive to 2012 earnings.

For more information about Propel, please visit the company’s website at www.propelfinancialservices.com

Discontinued Operations

During the second quarter, on May 16, 2012, the Company completed the sale of substantially all of the assets and certain liabilities of its bankruptcy servicing subsidiary Ascension Capital Group, Inc. (“Ascension”) to a subsidiary of American InfoSource, L.P., (“AIS”). As part of the sale, the Company agreed to fund normal operating losses in the first year of ownership, not to exceed $4.0 million. If the business grows and becomes profitable, the Company will be paid an earn-out equal to 30 to 40% of the EBITDA of the Ascension business for the first five years after closing.

The operations, including goodwill and intangible impairment losses of Ascension and the loss on the sale including the $4.0 million loss contingency, are presented as discontinued operations for the three and six months ended June 30, 2012 and 2011, in the Company’s consolidated statements of comprehensive income.

Encore Capital Group, Inc.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss Second quarter and full year results.

Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call, please dial (877) 670-9781 or (408) 940-3818. To access the live webcast via the Internet, log on at the Investors page of the Company’s website at www.encorecapital.com.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses excluding stock-based compensation expense, tax lien transfer segment operating expenses, and acquisition related expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. Adjusted EBITDA and adjusted operating expenses, have not been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance. Further, these non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP and a reconciliation of adjusted operating expenses excluding stock-based compensation expense, tax lien transfer segment operating expenses, and acquisition related expenses, to the GAAP measure total operating expenses.

About Encore Capital Group, Inc.

Encore Capital Group is a leading provider of debt management and recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, the Company purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services, LLC subsidiary, the Company assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans. Encore’s success and future growth are driven by its sophisticated and widespread use of analytics, its broad investments in data and behavioral science, the significant cost advantages provided by its highly-efficient operating model and proven investment strategy, and the Company’s demonstrated commitment to conducting business ethically and in ways that support its consumers’ financial recovery.

Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

Adam Sragovicz (858) 309-9509

adam.sragovicz@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition (Unaudited)

(In Thousands, Except Par Value Amounts)

	June 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$15,014	$8,047
Accounts receivable, net	1,745	3,265
Investment in receivable portfolios, net	869,859	716,454
Deferred court costs, net	40,170	38,506
Property tax payment agreements receivable, net	139,421	—
Interest receivable	4,115	—
Property and equipment, net	20,161	17,796
Other assets	21,592	11,968
Goodwill	55,318	15,985
Identifiable intangible assets, net	550	462

Total assets	$1,167,945	$812,483

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$41,149	$29,628
Deferred tax liabilities, net	15,799	15,709
Debt	702,316	388,950
Other liabilities	5,040	6,661

Total liabilities	764,304	440,948

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 24,797 shares and 24,520 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	248	245
Additional paid-in capital	128,615	123,406
Accumulated earnings	277,854	249,852
Accumulated other comprehensive loss	(3,076)	(1,968)

Total stockholders’ equity	403,641	371,535

Total liabilities and stockholders’ equity	$1,167,945	$812,483

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues
Revenue from receivable portfolios, net	$138,731	$111,093	$265,136	$216,419
Tax lien transfer
Interest income	2,982	—	2,982	—
Interest expense	(650)	—	(650)	—

Net interest income	2,332	—	2,332	—

Total revenues	141,063	111,093	267,468	216,419

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	22,651	17,129	42,689	33,796
Stock-based compensation expense	2,539	1,810	4,805	3,575
Cost of legal collections	41,024	40,686	79,659	77,195
Other operating expenses	12,427	8,250	24,025	17,040
Collection agency commissions	4,166	3,596	8,125	7,510
General and administrative expenses	18,582	9,089	32,240	18,767
Depreciation and amortization	1,420	958	2,660	1,862

Total operating expenses	102,809	81,518	194,203	159,745

Income from operations	38,254	29,575	73,265	56,674

Other (expense) income
Interest expense	(6,497)	(5,369)	(12,012)	(10,962)
Other income	77	35	349	160

Total other expense	(6,420)	(5,334)	(11,663)	(10,802)

Income from continuing operations before income taxes	31,834	24,241	61,602	45,872
Provision for income taxes	(12,846)	(9,475)	(24,506)	(17,824)

Income from continuing operations	18,988	14,766	37,096	28,048
(Loss) income from discontinued operations, net of tax	(2,392)	9	(9,094)	406

Net income	$16,596	$14,775	$28,002	$28,454

Weighted average shares outstanding:
Basic	24,919	24,433	24,850	24,384
Diluted	25,825	25,610	25,822	25,594
Basic earnings (loss) per share from:
Continuing operations	$0.76	$0.60	$1.49	$1.15
Discontinued operations	$(0.10)	$0.00	$(0.37)	$0.02
Net basic earnings per share	$0.67	$0.60	$1.13	$1.17
Diluted earnings (loss) per share from:
Continuing operations	$0.74	$0.58	$1.44	$1.09
Discontinued operations	$(0.10)	$0.00	$(0.37)	$0.02
Net diluted earnings per share	$0.64	$0.58	$1.08	$1.11
Other comprehensive loss:
Unrealized loss on derivative instruments	(2,944)	(888)	(1,822)	(52)
Income tax benefit related to unrealized gain on derivative instruments	1,154	351	714	23

Other comprehensive loss, net of tax	(1,790)	(537)	(1,108)	(29)

Comprehensive income	$14,806	$14,238	$26,894	$28,425

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Six Months Ended June 30,
	2012	2011
Operating activities:
Net income	$28,002	$28,454
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,660	1,862
Impairment charge for goodwill and identifiable intangible assets	10,400	—
Amortization of loan costs and premium on property tax payment agreements receivable	1,210	901
Stock-based compensation expense	4,805	3,575
Income tax provision in excess of (less than) income tax payments	89	(162)
Excess tax benefit from stock-based payment arrangements	(1,689)	(4,727)
Loss on sale of discontinued operations	2,416	—
(Reversal) provision for allowances on receivable portfolios, net	(789)	6,504
Changes in operating assets and liabilities, net of effects of acquisition
Other assets	298	63
Deferred court costs	(1,664)	(3,910)
Prepaid income tax and income taxes payable	(6,455)	24
Accounts payable, accrued liabilities and other liabilities	5,322	(841)

Net cash provided by operating activities	44,605	31,743

Investing activities:
Cash paid for acquisition, net of cash acquired	(185,990)	—
Purchases of receivable portfolios	(361,446)	(184,376)
Collections applied to investment in receivable portfolios, net	207,205	163,144
Proceeds from put-backs of receivable portfolios	1,625	1,698
Originations of property tax payment agreements receivable	(14,072)	—
Collections applied to property tax payment agreements receivable, net	7,467	—
Purchases of property and equipment	(2,595)	(1,461)

Net cash used in investing activities	(347,806)	(20,995)

Financing activities:
Payment of loan costs	(1,619)	(814)
Proceeds from senior secured notes	—	25,000
Proceeds from revolving credit facilities	383,399	55,000
Repayment of revolving credit facilities	(70,500)	(87,000)
Proceeds from exercise of stock options	2,583	1,248
Taxes paid related to net share settlement of equity awards	(2,177)	(3,388)
Excess tax benefit from stock-based payment arrangements	1,689	4,727
Repayment of capital lease obligations	(3,207)	(1,766)

Net cash provided by (used in) financing activities	310,168	(6,993)

Net increase in cash and cash equivalents	6,967	3,755
Cash and cash equivalents, beginning of period	8,047	10,905

Cash and cash equivalents, end of period	$15,014	$14,660

Supplemental disclosures of cash flow information:
Cash paid for interest	$11,075	$9,718
Cash paid for income taxes	23,108	17,814
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	2,779	1,726

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information Reconciliation of Adjusted EBITDA to GAAP Net Income and Adjusted Operating Expenses Excluding Stock-based Compensation Expense, Tax Lien Transfer Segment Operating Expenses, and Acquisition Related Expenses to GAAP Total Operating Expenses (In Thousands) (Unaudited)

	Three Months Ended June 30,
	2012	2011
GAAP net income, as reported	$16,596	$14,775
Loss (income) from discontinued operations, net of tax	2,392	(9)
Interest expense	6,497	5,369
Provision for income taxes	12,846	9,475
Depreciation and amortization	1,420	958
Amount applied to principal on receivable portfolios	101,813	83,939
Stock-based compensation expense	2,539	1,810
Acquisition related expenses	3,774	—

Adjusted EBITDA	$147,877	$116,317

	Three Months Ended June 30,
	2012	2011
GAAP total operating expenses, as reported	$102,809	$81,518
Stock-based compensation expense	(2,539)	(1,810)
Tax lien transfer segment operating expenses	(1,513)	—
Acquisition related expenses	(3,774)	—

Adjusted operating expenses excluding stock-based compensation expense, tax lien transfer segment operating expenses, and acquisition related expenses	$94,983	$79,708

SOURCE Encore Capital Group, Inc.